Exhibit 10.66

THIRD AMENDMENT TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CMGI @VENTURES IV, LLC

THIS THIRD AMENDMENT, dated as of the 12th day of April, 2002, to the Amended and Restated Limited Liability Company Agreement dated as of July 27, 2001 (as amended to date, the “Agreement”), of CMGI @Ventures IV, LLC, a Delaware limited liability company (the “LLC”), is by and among a Two-Thirds in Number of the persons named as Class B Members on Schedule A to the Agreement. Capitalized terms used herein, and not otherwise defined herein, shall have the respective meanings ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby amend the Agreement as follows:

1. Amendment to Schedule B. Schedule B to the Agreement is hereby deleted, and Schedule B attached hereto is substituted therefor, in order to reflect that (i) effective as of April 12, 2002, the relationship of James Quagliaroli with all Employers has terminated, and (ii) such termination constitutes an Event of Forfeiture.

Pursuant to and in accordance with the Agreement: (a) Two-Thirds in Number of the Class B Members have voted to increase to 88.33% (from the percentage determined in accordance with Section 3.04 of the Agreement) the Vested Percentage Interest of Mr. Quagliaroli in each Investment in which he participates and the Investment Percentage Interest of the other Members participating in such Investments has been increased to the extent and in the manner provided in Section 3.04(b)(ii); and (b) any amount held in any Vesting Escrow for the benefit of Mr. Quagliaroli (if any) which is attributable to the portion of his interest which has been forfeited effective as of the date hereof shall be forfeited as provided in Section 3.04(b)(iii).

Mr. Quagliaroli shall continue to be subject to all other provisions of the Agreement, including without limitation, Section 6.06(b), and the fourth to last sentence in the definition of the term “Event of Forfeiture.”

2. No Other Amendments. In all other respects, the Agreement is hereby ratified and confirmed.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

CLASS B MEMBERS (to be signed by Two-Thirds in Number hereof):

/s/ Denise W. Marks
Denise W. Marks

/s/ Peter H. Mills
Peter H. Mills

/s/ David J. Nerrow, Jr.
David J. Nerrow, Jr.

/s/ Marc Poirier
Marc Poirier

/s/ Lior E. Yahalomi
Lior E. Yahalomi

CMGI @VENTURES IV, LLC

SCHEDULE B

PROFIT MEMBERS AND PROFIT MEMBER PERCENTAGE INTERESTS

Class B Members	Profit Member Percentage Interest

Denise W. Marks	1.77080%

Peter H. Mills	27.15160%

David J. Nerrow, Jr.	21.24910%

Marc D. Poirier	20.06860%

Lior E. Yahalomi	27.15160%

Former Profit Members (Class B)	Profit Member Percentage Interest

Jonathan Callaghan	-0-

John Scott Case	-0-

Gary Curtis	-0-

Josh Daniels	-0-

Brad Garlinghouse	-0-

Class C Members	Profit Member Percentage Interest

Peter Cochran	2.50000%

Charles Finnie	NA
See Section 3.03(c)

Lynne Haro	0.02500%

Denise McCabe	0.08340%

Former Profit Members (Class C)	Profit Member Percentage Interest

Denise Ames	-0-

Mainini Cabute	-0-

Matthew Jennings	-0-

John LaBarre	-0-

Cara McCauley	-0-

Daniel Pawliw	-0-

Jim Quagliaroli	-0-

Suresh Ramakrishnan	-0-

Lisa Scoma	-0-

Janet Veino	-0-